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                                                                    Exhibit 99.3

                             SAMSONITE CORPORATION

                           OFFER FOR ALL OUTSTANDING
            13 7/8% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK
                                IN EXCHANGE FOR
            13 7/8% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK,
                        WHICH HAS BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933


TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated , 1998 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Samsonite Corporation (the "Company") to exchange its 13 7/8% Senior Redeemable Exchangeable Preferred Stock, which has been registered under the Securities
Act of 1933, as amended (the "New Senior Preferred Stock"), for its outstanding 13 7/8% Senior Redeemable Exchangeable Preferred Stock (the "Old Senior Preferred Stock"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of June 24, 1998, between the Company, and the initial purchaser referred to therein.

     This material is being forwarded to you as the beneficial owner of the Old Senior Preferred Stock held by us for your account but not registered in your name. A TENDER OF SUCH OLD SENIOR PREFERRED STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Senior Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Senior Preferred Stock held on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on , 1998, unless extended by the Company (the "Expiration Date"). Any Old Senior Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Old Senior Preferred Stock.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Senior Preferred Stock from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4.  The Exchange Offer expires at 5:00 P.M., New York City time, on
          , 1998, unless extended by the Company.
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          If you wish to have us tender your Old Senior Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SENIOR PREFERRED STOCK.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Samsonite Corporation with respect to its Old Senior Preferred Stock.

     This will instruct you to tender the Old Senior Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Senior Preferred Stock held by you for my account as indicated below:
                                           LIQUIDATION PREFERENCE OF OLD
                                           SENIOR PREFERRED STOCK
                                           -----------------------------
13 7/8% Senior Redeemable Exchangeable
Preferred Stock ......................

[_] Please do not tender any Old Senior
    Preferred Stock held by you for my
    account.

Dated:                         1998
         -----------------------------  _______________________________________
                                        _______________________________________
                                                       Signature(s)
                                        _______________________________________
                                        _______________________________________
                                        _______________________________________
                                                 Please print name(s) here
                                        _______________________________________
                                        _______________________________________
                                        _______________________________________
                                        _______________________________________
                                                        Address(es)
                                        _______________________________________
                                              Area Code and Telephone Number
                                        _______________________________________
                                                  Tax Identification or
                                                  Social Security No(s).

   None of the Old Senior Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Senior Preferred Stock held by us for your account.